Exhibit 99.1

TransMedics Reports First Quarter 2026 Financial Results

Andover, Mass. – May 5, 2026 – TransMedics Group, Inc. (“TransMedics”) (Nasdaq: TMDX), a medical technology company that is transforming organ transplant therapy for patients with end-stage lung, heart, and liver failure, today reported financial results for the quarter ended March 31, 2026.

Recent Highlights

▪
Total revenue of $173.9 million in the first quarter of 2026, a 21% increase compared to the first quarter of 2025
▪
Net income of $7.3 million or $0.20 per fully diluted share in the first quarter of 2026
▪
Adjusted net income of $10.9 million or $0.30 per fully diluted share in the first quarter of 2026
▪
Reiterates full year 2026 revenue guidance to be in the range of $727 million to $757 million
▪
Owned 22 aircraft as of March 31, 2026
▪
Hosted annual symposium at the International Society of Heart and Lung Transplantation (ISHLT) 46th Annual Meeting & Scientific Session in Toronto; unveiled new Controlled Hypothermic Organ Preservation System (“CHOPS”) aimed at facilitating enrollment in control arms of OCS ENHANCE Heart Part B and OCS DENOVO Lung clinical trials
▪
Entered into definitive agreement to invest in PAD Aviation, a premier Germany-based private aviation operator, with intent to create the first dedicated European transplant logistic network

“We are pleased with our first quarter results and see 2026 as another critical period for TransMedics as we deliver on several critical growth catalysts for our business,” said Waleed Hassanein, MD, President and Chief Executive Officer. “We are laser focused on executing our multi-pronged growth strategy by accelerating ENHANCE heart and DENOVO lung programs in the U.S., launching our NOP model in Europe, and advancing our OCS Kidney program. We believe these initiatives will position us well to drive continued growth and expand access to life-saving transplants for patients globally.”

A summary of first quarter financial results is as follows (dollars in thousands except per share):

	Three Months Ended March 31,
	2026	2025	% Change
Revenue	$173,933	$143,537	21%
Income from operations	$13,297	$27,443	-52%
Operating margin %	7.6%	19.1%	-1147bps
Adjusted income from operations(1)	$18,109	$29,801	-39%
Adjusted operating margin %(1)	10.4%	20.7%	-1030bps
Diluted net income per share	$0.20	$0.70	-71%
Adjusted diluted net income per share(1)	$0.30	$0.74	-59%

(1)
Adjusted income from operations, adjusted operating margin and adjusted diluted net income per share represent non-GAAP financial measures. For a reconciliation of GAAP to Non-GAAP items, please see the tables attached to this press release.

First Quarter 2026 Financial Results

Total revenue for the first quarter of 2026 was $173.9 million, a 21% increase compared to $143.5 million in the first quarter of 2025. The increase was due primarily to the increase in utilization of the Organ Care System (“OCS”), primarily in Liver and Heart through the National OCS Program (“NOP”) as well as additional revenue generated by TransMedics logistics services.

Gross margin for the first quarter of 2026 was 58%, compared to 61% in the first quarter of 2025. Gross margin was impacted primarily by investments to support growth and scale, together with higher supply chain and operating costs compared to the prior year.

Operating expenses for the first quarter of 2026 were $87.9 million compared to $60.8 million in the first quarter of 2025. The increase in operating expenses was driven primarily by increased research and development investment as well as investment throughout the organization to support the growth of the company. First quarter operating expenses in 2026 included $9.6 million of stock compensation expense compared to $8.7 million of stock compensation expense in the first quarter of 2025.

Income from operations in the first quarter of 2026 was $13.3 million, compared to operating income of $27.4 million in the first quarter of 2025. Adjusted income from operations in the first quarter of 2026 was $18.1 million compared to adjusted income from operations of $29.8 million in the first quarter of 2025.

Net income in the first quarter of 2026 was $7.3 million, or $0.20 per diluted share, compared to net income of $25.7 million, or $0.70 per diluted share, in the first quarter of 2025. Adjusted net income in the first quarter of 2026 was $10.9 million, or $0.30 per diluted share compared to adjusted net income of $27.4 million, or $0.74 per diluted share, in the first quarter of 2025.

Cash was $461.7 million as of March 31, 2026

2026 Financial Outlook

TransMedics is reiterating its full year 2026 revenue guidance to be in the range of $727 million to $757 million, which represents 20% to 25% growth compared to the company’s prior year revenue.

Webcast and Conference Call Details

The TransMedics management team will host a conference call beginning at 4:30 p.m. ET / 1:30 p.m. PT on Tuesday, May 5, 2026. Investors interested in listening to the conference call may do so by dialing (800) 715-9871 for domestic callers or (646) 307-1963 for international callers and providing access code 9254082. A live and archived webcast of the event and the company’s slide presentation with information on first quarter 2026 financial results will be available on the “Investors” section of the TransMedics website at www.transmedics.com.

About TransMedics Group, Inc.

TransMedics is the world’s leader in portable extracorporeal warm perfusion and assessment of donor organs for transplantation. Headquartered in Andover, Massachusetts, the company was founded to address the unmet need for more and better organs for transplantation and has developed technologies to preserve organ quality, assess organ viability prior to transplant, and potentially increase the utilization of donor organs for the treatment of end-stage heart, lung, and liver failure.

Forward-Looking Statements

This press release contains forward-looking statements with respect to, among other things, future results and events, including financial guidance and projected estimates, potential clinical outcomes and therapies, and statements about our operations, operational execution, financial position, strategic plans and other business plans. For this purpose, all statements other than statements of historical facts are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “could,” “target,” “predict,” “seek” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties. Our management cannot predict all risks, nor can we assess the impact of all factors or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in or implied by any forward-looking statements we may make. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated in or implied by the forward-looking statements. Some of the key factors that could cause actual results to differ include: the fluctuation of our financial results from quarter to quarter; our ability to attract, train and retain key personnel; our dependence on the success of the OCS; our ability to expand access to the OCS through our NOP; our ability to improve the OCS platform, including by developing the next generation of the OCS products or expanding into new indications and the development, and potential commercialization of our OCS Kidney device; the timing or results of clinical trials for the OCS, including pre- and post-approval studies, or other product candidates, including CHOPS; our ability to sustain profitability; our need to raise additional funding and our ability to obtain it on favorable terms, or at all; our ability to use net operating losses and research and development credit carryforwards; that we have identified a material weakness in our internal control over financial reporting, and that we may identify additional material weaknesses in the future; our ability to scale our manufacturing and sterilization capabilities to meet increasing demand for our products; the rate and degree of market acceptance of the OCS; our ability to educate patients, surgeons, transplant centers and private and public payors on the benefits offered by the OCS; our dependence on a limited number of customers for a significant portion of our revenue; our ability to maintain regulatory approvals or clearances for our OCS products in the United States, the European Union and other select jurisdictions worldwide; our ability to adequately respond to the Food and Drug Administration (the “FDA”) or other competent authorities, follow-up inquiries in a timely manner; the impact of healthcare policy changes, including recently enacted or potential future legislation or administrative actions affecting or reforming the U.S. healthcare system, Organ Procurement and Transplantation Network, or the FDA; the performance of our third-party suppliers and manufacturers; our use of third parties to transport donor organs and medical personnel for our NOP and our ability to maintain and grow our transplant logistics capabilities to support our NOP to reduce dependence on third party transportation, including by means of attracting, training and retaining pilots, and the acquisition, maintenance or replacement of fixed-wing aircraft for our aviation transportation services or other acquisitions, joint ventures or strategic investments; our ability to maintain Federal Aviation Administration, or other regulatory licenses or approvals for our aircraft transportation services; price increases of the components of our products and maintenance, parts and fuel for our aircraft; our manufacturing, sales, marketing and clinical support capabilities and strategy; attacks against our information technology, or IT, infrastructure; the economic, political and other risks associated with our foreign operations; our ability to protect, defend, maintain and enforce our intellectual property rights relating to the OCS and avoid allegations that our products or services infringe, misappropriate or otherwise violate the intellectual property rights of third parties; the pricing of the OCS, as well as the reimbursement coverage for the OCS in the United States and internationally; regulatory developments in the United States, European Union and other jurisdictions; the impact of a shutdown of the U.S. government; the extent and success of competing products or procedures that are or may become available; our ability to service our 1.50% convertible senior notes, due 2028; our existing and any future indebtedness, including our ability to comply with affirmative and negative covenants under our credit agreements to which we will remain subject until maturity; the impact of any product recalls or improper use of our products; our international expansion plans and the costs related thereto; our estimates regarding revenue, expenses and needs for additional financing; and other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”). Additional information will be made available in our annual and quarterly reports and other filings that we make with the SEC. The forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and we are not able to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose certain non-GAAP financial measures, including adjusted income from operations, adjusted operating margin, adjusted net income, and adjusted diluted net income per common share. These non-GAAP financial measures are not calculated in accordance with GAAP, are not a substitute for, and should be considered supplemental to, GAAP financial measures. Our definitions of these non-GAAP measures may differ from similarly titled measures used by other companies, which may limit their usefulness for comparative purposes.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe the presentation of these measures is useful to both management and investors as they provide meaningful supplemental information with respect to our core operational performance and allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

To calculate adjusted income from operations, adjusted operating margin, adjusted net income and adjusted diluted net income per common share, we exclude certain charges (credits) from GAAP income from operations and GAAP net income, such as transaction-related costs, incremental amortization of intangible assets, headquarters relocation costs and legal matters. Amounts are presented after-tax using the company's statutory tax rate unless the amount is a significant unusual or infrequently occurring item in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate.”

Investor Contact:

Brian Johnston

332-895-3222

Investors@transmedics.com

TransMedics Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue:
Net product revenue	$107,972	$88,234
Service revenue	65,961	55,303
Total revenue	173,933	143,537
Cost of revenue:
Cost of net product revenue	24,308	16,312
Cost of service revenue	48,464	38,997
Total cost of revenue	72,772	55,309
Gross profit	101,161	88,228

Gross margin	58%	61%

Operating expenses:
Research, development and clinical trials	24,879	17,160
Selling, general and administrative	62,985	43,625
Total operating expenses	87,864	60,785
Income from operations	13,297	27,443
Other income (expense):
Interest expense	(7,170)	(3,461)
Interest income and other income (expense), net	2,358	2,694
Total other expense, net	(4,812)	(767)
Income before income taxes	8,485	26,676
Provision for income taxes	(1,170)	(994)
Net income	$7,315	$25,682
Net income per share:
Basic	$0.21	$0.76
Diluted	$0.20	$0.70
Weighted average common shares outstanding:
Basic	34,384,207	33,721,603
Diluted	36,194,023	39,914,487

TransMedics Group, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash	$461,739	$488,366
Accounts receivable	90,727	84,282
Inventory	49,890	48,881
Prepaid expenses and other current assets	16,924	16,254
Total current assets	619,280	637,783
Property, plant and equipment, net	361,571	327,656
Finance lease right-of-use assets, net	334,545	—
Operating lease right-of-use assets, net	4,858	5,155
Deferred tax assets	82,476	83,543
Restricted cash	18,438	500
Goodwill	11,549	11,549
Acquired intangible assets, net	—	1,948
Other non-current assets	2,103	239
Total assets	$1,434,820	$1,068,373
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$11,151	$10,350
Accrued expenses and other current liabilities	59,316	62,740
Current portion of long-term debt	15,000	10,000
Deferred revenue	2,945	2,905
Operating lease liabilities	3,508	3,310
Total current liabilities	91,920	89,305
Convertible senior notes, net	453,530	452,804
Long-term debt, net	44,665	49,587
Finance lease liability	343,829	—
Operating lease liabilities, net of current portion	2,883	3,577
Other long-term liabilities	3,986	—
Total liabilities	940,813	595,273
Total stockholders’ equity	494,007	473,100
Total liabilities and stockholders’ equity	$1,434,820	$1,068,373

TransMedics Group, Inc.

NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND DILUTED NET INCOME PER SHARE RECONCILIATIONS

(dollars in thousands, except per share)

(unaudited)

	Three Months Ended March 31, 2026
	Income from Operations	Operating Margin %	Net Income	Diluted Net Income per Common Share
Reported	$13,297	7.6%	$7,315	$0.20
Non-GAAP adjustments:
Incremental amortization of acquired intangible assets(1)	1,898	1.1%	1,418	0.04
Transaction-related costs(2)	2,707	1.6%	2,023	0.06
Headquarters relocation costs(3)	207	0.1%	155	0.00
Adjusted	$18,109	10.4%	$10,911	$0.30

	Three Months Ended March 31, 2025
	Income from Operations	Operating Margin %	Net Income	Diluted Net Income per Common Share
Reported	$27,443	19.1%	$25,682	$0.70
Non-GAAP adjustments:
Legal matters(4)	2,358	1.6%	1,759	0.04
Adjusted	$29,801	20.7%	$27,441	$0.74

(1)
Incremental amortization of acquired intangible assets – We record intangible assets acquired in a business combination or asset acquisition at acquisition date fair values and amortize over their estimated useful lives. These adjustments reflect non-cash charges related to incremental amortization of acquired intangible assets, resulting from periodic reassessments of estimated economic lives. These amounts are excluded as they relate to discrete, non-routine activities rather than the Company’s ongoing operations and therefore are not considered indicative of normal operating costs.

(2)
Transaction-related costs – These adjustments primarily reflect direct and incremental costs incurred in connection with strategic initiatives and corporate development activities, and may include due diligence, deal fees, integration and other fees and costs related to transactions. The Company excludes only costs that are directly attributable to individually identifiable transactions that have progressed beyond preliminary evaluation, including those for which formal internal approvals have been obtained or third-party advisors have been engaged. Exploratory and other ongoing corporate development and strategy-related operating expenses are not excluded. Excluded costs are associated with discrete transaction events and are not reflective of the Company’s core operating performance, although similar costs may be incurred in future periods.

(3)
Headquarter relocation costs – These adjustments reflect primarily direct and incremental third-party professional fees, including valuation, accounting, and advisory services, incurred in connection with the Company’s relocation of its headquarters to Somerville, Massachusetts. These costs may also include incremental depreciation of fixed assets resulting from reassessments of estimated economic lives in consideration of the relocation. The Company excludes only costs that are directly attributable to the relocation event and does not exclude ongoing occupancy, personnel, or other recurring operating expenses associated with the new headquarters.

(4)
Legal matters - These adjustments reflect legal fees and other directly attributable costs incurred in connection with responding to and addressing matters arising from the short-seller report issued in January 2025. Such costs may include external legal counsel, advisory services, and other incremental expenses necessary to evaluate and defend against the claims. The Company excludes only costs that are specifically associated with this discrete event and does not exclude ongoing legal expenses related to normal business operations. These costs are excluded as they are non-recurring in nature and not indicative of the Company’s core operating performance, although similar costs could arise in future periods.